For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Another Quarter of Solid Results for Third Quarter 2015

and Announces Quarterly Dividend

October 20, 2015, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the third quarter of 2015  of  $4.1 million, or $0.22 per diluted share, compared to $5.3 million, or $0.27 per diluted share, for the third quarter of 2014, which included a negative (credit) provision for loan losses of $2.9 million. Net income for the nine months ended September 30, 2015 totaled $12.8 million, or $0.68 per diluted share, compared to $15.1 million, or $0.77 per diluted share, for the nine months ended September 30, 2014. Included in the prior year’s results was a pre-tax net gain on sale of bank branches of $4.4 million and a negative (credit) provision for loan losses of $4.2 million, versus a negative (credit) provision for loan losses of $3.0 million for the first nine months of 2015.

Southwest also announced that its board of directors has approved a quarterly cash dividend of $0.06 per share payable November  13, 2015 to shareholders of record as of October 30, 2015.

Mark Funke, President and CEO, stated, “The third quarter was a busy and successful quarter for Bank SNB.  We received regulatory approval to acquire First Commercial Bancshares, Inc. and completed the acquisition in early October.  This expands our presence in the Oklahoma City metro area with five additional branches, increasing our total to ten. It also adds Colorado to our geographic footprint with three branches in Denver and one in Colorado Springs.

“The financial results for the third quarter reflect solid earnings, improved efficiency, and strong loan growth. Our efforts produced several highlights:

•	Received regulatory approval to acquire Edmond-based First Commercial Bancshares, Inc. (“FCBI”) and closed the merger on October 9, 2015.
•	Loan growth was $98.7 million, or 7%, for the third quarter and $148.1 million, or 11%, for the first nine months of 2015. We have had seven consecutive quarters of loan growth.
•	The quarterly net interest margin improved to 3.34% at September 30, 2015 compared to 3.31% at June 30, 2015.
•	The quarterly efficiency ratio improved to 68.25% for the third quarter, reflecting management’s commitment to improved operating performance.

“Our financial results and the strong loan growth for the third quarter reflect the excellent work of our banking associates. We will continue to focus our company on producing consistent, conservative, and sustainable earnings through the expansion of our revenue base while prudently managing our expenses.”

Southwest’s share repurchase program, approved in August of 2014, authorized the repurchase of up to 5.0% or 990,000 shares of its outstanding common stock, par value $1.00 per share.  As of September 30, 2015, Southwest had repurchased 867,310 shares for a total of $14.3 million.   During the third quarter of 2015, no shares were repurchased due to trade restrictions pursuant to the pending acquisition of FCBI.  On August 14, 2015, this share repurchase plan expired.  On February 24, 2015, Southwest’s board of directors authorized a second share repurchase program of up to another 5.0% of its outstanding common stock, or approximately 950,000 shares,  which became effective on August 14, 2015, immediately following the expiration of the 2014 program.

Financial Overview

Condition:    As of September 30, 2015, total assets were $2.1 billion, an increase of $28.3 million from June 30, 2015.    As of September 30, 2015, total loans were $1.5  billion and investment securities were $388.5 million, an increase of $98.7 million and an increase of $15.3 million from the prior quarter end, respectively.    Consequently, cash and cash equivalents at September 30, 2015  were $68.6 million,  down  $88.0 million from June 30, 2015.

At September 30, 2015, the allowance for loan losses was $26.6 million, an increase of  $0.4 million when compared to June 30, 2015 and a decrease of  $4.3 million when compared to September 30, 2014.  The allowance for loan losses to portfolio loans was 1.73% as of September  30, 2015, compared to 1.82% as of June 30, 2015 and 2.27% as of September 30, 2014.  The allowance for loan losses to nonperforming loans was 176.38%  as of September 30, 2015, compared to 295.03% as of June 30, 2015 and 205.29% as of September 30, 2014.

Nonperforming loans were  $15.1  million at September 30, 2015,  an increase of $6.2 million from June 30, 2015, and remained relatively flat from September 30, 2014.  Other real estate at September 30, 2015 was $2.3 million, a  decrease  of $0.1 million from June 30, 2015,  and a decrease of $1.2 million when compared to September 30, 2014.  Nonperforming assets were $17.4 million, or 1.12% of portfolio loans and other real estate, as of September 30, 2015, compared to $11.3 million, or 0.78% of portfolio loans and other real estate, as of June 30, 2015, and $18.5 million, or 1.36% of portfolio loans and other real estate, as of September 30, 2014.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 89% and 92% of total funding as of September 30, 2015 and June 30, 2015, respectively.  Wholesale funding, including Federal Home Loan Bank borrowings, federal funds purchased, and brokered deposits, accounted for 11%  and 8%  of total funding at September 30, 2015 and June 30, 2015, respectively.  See Table 7  for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB as of September 30, 2015 exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $344.1 million, for a total risk-based capital ratio of 18.21%, Common Equity Tier 1 capital was $275.4 million, for a Common Equity Tier 1 ratio of 14.57%, and Tier 1 capital was $320.4 million, for a Tier 1 risk-based capital ratio of  16.95%.  Bank SNB had total regulatory capital of  $296.9  million, for a total risk-based capital ratio of 15.77% and Common Equity Tier 1 and Tier 1 capital of $273.2 million, for a Common Equity Tier 1 and Tier 1 ratio of 14.51%.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Third Quarter Results:

Summary:  For the third quarter of 2015, net income was $4.1 million, compared to $4.2 million for the second quarter of 2015 and $5.3 million for the third quarter of 2014.

The $0.04 million decrease in net income compared to the second quarter of 2015 was primarily due to  a small loan provision for loan losses versus a negative provision for loan losses in the previous quarter of  $1.1 million, a $0.1 million increase in noninterest expense, and an increase in taxes of $0.1 million,  offset in part by  a $0.7 million increase in net interest income and a $0.6 million increase of noninterest income.

The $1.2 million decrease in our net income compared to the third quarter of 2014 was primarily the result of a small loan provision for loan losses versus a negative provision for loan losses in the previous quarter of $2.9 million and a $0.7 million increase in noninterest expense, offset in part by  a $0.7 million increase in net interest income, a $0.9 million increase in noninterest income, and a $0.9 million decrease in taxes.

Net Interest Income:    Net interest income totaled $16.5 million for the third quarter of 2015, compared to $15.8 million for the second quarter of 2015 and the third quarter of 2014.  Net interest margin was  3.34% for the third quarter of 2015, compared to 3.31% for the second quarter of 2015 and 3.44% for the third quarter of 2014. Loans (including loans held for sale) for the third quarter of 2015 increased $98.7 million, or 7%, when compared to June  30, 2015, and $180.7 million, or 13%, when compared to September 30, 2014.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a provision of $0.02 million for the third quarter of 2015, compared to a negative provision of $1.1 million for the second quarter of 2015, and a  negative provision of $2.9 million for the third quarter of 2014.  The $98.7 million loan growth in the third quarter of 2015 accounts for $1.3 million of the excess provision for loan losses. During the third quarter of 2015,  net recoveries totaled $0.4 million, or (0.09%) (annualized) of average portfolio loans, compared to net recoveries of $0.1 million, or (0.03%) (annualized) of average portfolio loans for the second quarter of 2015 and net recoveries of $0.7 million, or (0.21%) (annualized) of average portfolio loans for the third quarter of 2014.

Noninterest Income:  Noninterest income totaled $4.0  million for the third quarter of 2015, compared to $3.4 million for the second quarter of 2015 and $3.1 million for the third quarter of 2014.

The $0.6 million increase  from the second  quarter of 2015 is primarily the result of a $0.8 million increase in other noninterest income, primarily from customer risk management interest rate swap income, offset in part by a $0.1 million decrease in gain on sale of mortgage loans, and a $0.1 million decrease in gain on sale of securities.

The $0.9 million increase from the third quarter of 2014 is primarily the result of a $0.2 million increase in the gain on sale of mortgage loans and a $0.8 million increase in other noninterest income, primarily from customer risk management interest rate swap income and interest income on bank owned life insurance, offset in part by a $0.1 million decrease in service charges and fees.

Noninterest Expense:    Noninterest expense totaled $14.1 million for the third quarter of 2015, compared to $14.0 million for the second quarter of 2015 and $13.4 million for the third quarter of 2014.

The $0.1 million increase in noninterest expense from the second quarter of 2015 was primarily due to a  $0.1 million increase in each personnel expense,  occupancy expense, and data processing, offset in part by a $0.1 million decrease in other real estate, and a $0.1 million decrease in general and administrative expense primarily related to the decrease in provision for unfunded loan commitments, and also included $0.3 million in FCBI acquisition expenses and $0.1 million in swap fee consulting expense, offset in part by the reversal of a prior accrual of a contingent liability.

The $0.7 million increase in  noninterest expense from the third quarter of 2014 consisted of a $0.6 million increase in personnel expense, a $0.1 million increase in data processing, a $0.2 million increase in other real estate, and a $0.3 million increase in the provision for unfunded loan commitments, offset in part by a $0.6 million decrease in general and administrative expense, which includes primarily legal, accounting, and marketing expenses.

Income Tax:  Income tax expense totaled $2.3  million for the third quarter of 2015, compared to  $2.2 million for the second quarter of 2015 and $3.2 million for the third quarter of 2014.  The income tax expense fluctuates in relation to pre-tax income levels.  The third quarter of 2015 effective tax rate was 35.84%,  compared to 34.51% for the second quarter of 2015 and 37.49% for the third quarter of 2014. The decline in the effective tax rate includes the impact of an increase in tax exempt income, as a percentage of pre-tax income.

Year-to-date Results:

Summary:  Net income was $12.8 million for the nine months ended September 30, 2015, compared to $15.1 million for the nine months ended September  30, 2014.  The $2.3 million decrease in net income from 2014 is the result of a  $0.5 million decrease in net interest income, a $1.2 million decrease in the negative provision for loan losses, and a $4.1 million decrease in noninterest income, which is primarily the pre-tax net gain of $4.4 million on the sales of community bank branches in the second quarter of 2014, offset in part by a $1.7 million decrease in noninterest expense, primarily due to decreased general and administrative expense and other real estate expenses, and a $1.8 million decrease in income tax.

Net Interest Income:    Net interest income totaled $47.9 million for the first nine months of 2015, compared to $48.4 million for the first nine months of 2014, a decrease of $0.5 million.  Year-to-date net interest margin was 3.30%, compared to 3.43% for 2014. Included in interest income for the first nine months of 2014 was $0.8 million due to accelerated discount accretion attributable to the sale of loans covered by a loss share agreement and $0.6 million due to the interest recognition resulting from loans returning to accrual status.  The net effect of these adjustments on the net interest margin was a 9 basis point increase for the first nine months of 2014.  With the rate environment remaining low, earning assets are repricing at lower rates.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a credit (or negative) of $3.0 million for the first nine months of 2015, compared to a negative provision of $4.2 million for the first nine months of 2014. Net recoveries totaled $1.1 million, or (0.11%)  (annualized) of average portfolio loans year-to-date as of September 30, 2015, compared to net charge-offs of  $1.5 million, or 0.15% (annualized) of average portfolio loans for the same period in 2014.

Noninterest Income:  Noninterest income totaled $10.3 million for the first nine months of 2015, compared to $14.4 million for the first nine months of 2014.  The decrease consists of a $0.4 million decrease in service charges and fees, the $4.4 million recognized as the pre-tax net gain on the sales of the community bank branches in the second quarter of 2014, and a $0.6 million decrease in the gain on sale of investment securities, due to the gain on the sale of a stock investment that was acquired in a prior year repossession in 2014, offset in part by a $0.5 million increase in gains on sales of mortgage loans and a $0.8 million increase in other noninterest income, which includes customer risk management interest rate swap income and interest income on bank owned life insurance.

Noninterest Expense:    Noninterest expense totaled $41.1 million for the first nine months of 2015, compared to $42.8 million for the first nine months of 2014.  The decrease consists of a $0.2 million decrease in other real estate expense and a $1.7 million decrease in other general and administrative expenses, which primarily includes legal, marketing, travel, consulting, and is offset by $0.5 million in FCBI acquisition expenses. These decreases are offset in part by a $0.2 million increase in employee benefit expenses and a $0.1 million increase in the provision for unfunded loan commitments.

Income Tax:  Income tax expense totaled $7.2 million for the first nine months of 2015, compared to $9.1 million for the first nine months of 2014.  The income tax expense fluctuates in relation to pre-tax income levels.  The year-to-date effective tax rate was 36.02% as of September 30, 2015, compared to 37.50% as of September 30, 2014. The decline in the effective tax rate includes the impact of an increase in tax exempt income, as a percentage of pre-tax income.

Conference Call

Southwest will host a conference call to review these results on Wednesday, October 21, 2015 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10073037.  Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international).  Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.  The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb151021.html.  An audio replay will be available one hour after the call at 877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10073037.  Telephone replay access will be available until 9:00 a.m. Eastern Time on November 21, 2015.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”).  Bank SNB offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, Kansas, and Colorado.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At September 30, 2015,  Southwest had total assets of approximately  $2.1  billion, deposits of $1.6  billion, and shareholders’ equity of $277.3 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its banking subsidiary provide credit and other remittance services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of September 30, 2015, approximately $429.5 million, or 28%, of loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Expectations regarding Southwest’s stock repurchase program;
•	Expectations regarding dividends;
•	Expectations regarding acquisitions and divestitures;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of September 30, 2015 through the date its financial statements are filed with the Securities and Exchange Commission.  The September 30,  2015 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Third Quarter	Second Quarter		Third Quarter
QUARTERLY HIGHLIGHTS	2015		% Change	2014	% Change
Operations
Net interest income	$16,496	$15,791	4%	$15,837	4%
Provision (credit) for loan losses	23	(1,136)	(102)	(2,897)	(101)
Noninterest income	4,029	3,409	18	3,084	31
Noninterest expense	14,077	13,982	1	13,358	5
Income before taxes	6,425	6,354	1	8,460	(24)
Taxes on income	2,303	2,193	5	3,172	(27)
Net income	4,122	4,161	(1)	5,288	(22)
Diluted earnings per share	0.22	0.22	-	0.27	(19)
Balance Sheet
Total assets	2,059,899	2,031,581	1	1,900,948	8
Loans held for sale	7,024	6,687	5	4,368	61
Portfolio loans	1,541,070	1,442,743	7	1,363,020	13
Total deposits	1,626,250	1,624,446	0	1,494,946	9
Total shareholders' equity	277,344	273,681	1	271,966	2
Book value per common share	14.57	14.38	1	13.90	5
Key Ratios
Net interest margin	3.34%	3.31%		3.44%
Efficiency ratio	68.25	72.43		70.60
Total capital to risk-weighted assets	18.21	19.09		21.34
Nonperforming loans to portfolio loans	0.98	0.62		1.10
Shareholders' equity to total assets	13.46	13.47		14.31
Tangible common equity to tangible assets*	13.40	13.40		14.23
Return on average assets (annualized)	0.81	0.85		1.12
Return on average common equity (annualized)	5.94	6.11		7.69
Return on average tangible common equity (annualized)**	5.97	6.14		7.72

	Nine Months
YEAR-TO-DATE HIGHLIGHTS	2015	2014	% Change
Operations
Net interest income	$47,897	$48,412	(1)%
Provision (credit) for loan losses	(3,000)	(4,238)	(29)
Noninterest income	10,278	14,355	(28)
Noninterest expense	41,141	42,797	(4)
Income before taxes	20,034	24,208	(17)
Taxes on income	7,216	9,077	(21)
Net income	12,818	15,131	(15)
Net income available to common shareholders	12,818	15,131	(15)
Diluted earnings per share	0.68	0.77	(12)
Balance Sheet
Total assets	2,059,899	1,900,948	8
Loans held for sale	7,024	4,368	61
Portfolio loans	1,541,070	1,363,020	13
Total deposits	1,626,250	1,494,946	9
Total shareholders' equity	277,344	271,966	2
Book value per common share	14.57	13.90	5
Key Ratios
Net interest margin	3.30%	3.43%
Efficiency ratio	70.33	68.18
Total capital to risk-weighted assets	18.21	21.34
Nonperforming loans to portfolio loans	0.98	1.10
Shareholders' equity to total assets	13.46	14.31
Tangible common equity to tangible assets*	13.40	14.23
Return on average assets (annualized)	0.86	1.04
Return on average common equity (annualized)	6.27	7.54
Return on average tangible common equity (annualized)**	6.31	7.62

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	September 30,	December 31,	September 30,
	2015	2014	2014
Assets
Cash and due from banks	$25,198	$19,705	$18,498
Interest-bearing deposits	43,447	121,231	111,605
Cash and cash equivalents	68,645	140,936	130,103
Securities held to maturity (fair values of $13,462, $12,880 and $11,265, respectively)	12,954	12,362	10,663
Securities available for sale (amortized cost of $373,219, $352,275 and $359,042, respectively)	375,589	353,231	359,944
Loans held for sale	7,024	1,485	4,368
Loans receivable (includes loss share of $0 in all periods)	1,541,070	1,398,506	1,363,020
Less: Allowance for loan losses	(26,593)	(28,452)	(30,917)
Net loans receivable	1,514,477	1,370,054	1,332,103
Accrued interest receivable	4,872	4,723	4,952
Non-hedge derivative asset	2,344	787	166
Premises and equipment, net	18,180	18,588	18,986
Other real estate	2,274	3,097	3,448
Goodwill	1,214	1,214	1,214
Other intangible assets, net	3,973	3,927	3,866
Other assets	48,353	31,630	31,135
Total assets	$2,059,899	$1,942,034	$1,900,948

Liabilities
Deposits:
Noninterest-bearing demand	$526,159	$496,128	$445,148
Interest-bearing demand	114,877	122,342	104,807
Money market accounts	502,028	461,679	477,614
Savings accounts	36,163	32,795	33,398
Time deposits of $100,000 or more	238,318	198,952	203,090
Other time deposits	208,705	222,103	230,889
Total deposits	1,626,250	1,533,999	1,494,946
Accrued interest payable	778	769	771
Non-hedge derivative liability	2,344	787	166
Other liabilities	9,989	9,920	10,822
Other borrowings	96,801	79,380	75,884
Subordinated debentures	46,393	46,393	46,393
Total liabilities	1,782,555	1,671,248	1,628,982

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
19,901,336, 19,810,877, and 19,793,623 shares issued, respectively	19,901	19,811	19,794
Additional paid-in capital	101,611	101,245	100,971
Retained earnings	169,825	160,427	155,290
Accumulated other comprehensive income (loss)	372	(395)	(411)
Treasury stock, at cost, 868,617, 617,818 and 223,005 shares, respectively	(14,365)	(10,302)	(3,678)
Total shareholders' equity	277,344	270,786	271,966
Total liabilities and shareholders' equity	$2,059,899	$1,942,034	$1,900,948

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended			For the nine months
	September 30,	June 30,	September 30,	ended September 30,
	2015	2015	2014	2015	2014
Interest income
Loans	$16,510	$15,839	$15,683	$47,919	$47,801
Investment securities	1,443	1,328	1,534	4,120	4,812
Other interest-earning assets	267	288	274	860	963
Total interest income	18,220	17,455	17,491	52,899	53,576

Interest expense
Interest-bearing deposits	905	862	864	2,602	2,820
Other borrowings	255	241	227	723	675
Subordinated debentures	564	561	563	1,677	1,669
Total interest expense	1,724	1,664	1,654	5,002	5,164

Net interest income	16,496	15,791	15,837	47,897	48,412

Provision (credit) for loan losses	23	(1,136)	(2,897)	(3,000)	(4,238)

Net interest income after provision for loan losses	16,473	16,927	18,734	50,897	52,650

Noninterest income
Service charges and fees	2,441	2,450	2,492	7,319	7,696
Gain on sale of branches, net	-	-	-	-	4,378
Gain on sales of mortgage loans	565	621	382	1,534	1,069
Gain on sale/call of investment securities, net	19	138	-	162	764
Other noninterest income	1,004	200	210	1,263	448
Total noninterest income	4,029	3,409	3,084	10,278	14,355

Noninterest expense
Salaries and employee benefits	8,374	8,289	7,804	24,577	24,402
Occupancy	2,288	2,201	2,269	6,773	6,805
Data processing	475	410	343	1,331	1,359
FDIC and other insurance	341	316	299	969	1,010
Other real estate, net	20	112	(220)	153	359
General and administrative	2,579	2,654	2,863	7,338	8,862
Total noninterest expense	14,077	13,982	13,358	41,141	42,797
Income before taxes	6,425	6,354	8,460	20,034	24,208
Taxes on income	2,303	2,193	3,172	7,216	9,077
Net income	$4,122	$4,161	$5,288	$12,818	$15,131

Basic earnings per common share	$0.22	$0.22	$0.27	$0.67	$0.77
Diluted earnings per common share	0.22	0.22	0.27	0.68	0.77
Common dividends declared per share	0.06	0.06	0.04	0.18	0.12

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	September 30, 2015		June 30, 2015		September 30, 2014
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,473,297	4.45%	$1,439,050	4.41%	$1,356,729	4.59%
Investment securities	387,194	1.48	369,677	1.44	378,924	1.61
Other interest-earning assets	100,011	1.06	103,943	1.11	88,653	1.23
Total interest-earning assets	1,960,502	3.69	1,912,670	3.66	1,824,306	3.80
Other assets	65,459		58,267		43,339
Total assets	$2,025,961		$1,970,937		$1,867,645

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$123,829	0.12%	$137,781	0.09%	$109,245	0.12%
Money market accounts	497,935	0.17	473,993	0.15	437,632	0.14
Savings accounts	35,982	0.10	34,702	0.10	32,076	0.10
Time deposits	446,464	0.57	448,175	0.57	440,317	0.60
Total interest-bearing deposits	1,104,210	0.33	1,094,651	0.32	1,019,270	0.34
Other borrowings	76,799	1.32	60,568	1.60	85,423	1.05
Subordinated debentures	46,393	4.86	46,393	4.84	46,393	4.85
Total interest-bearing liabilities	1,227,402	0.56	1,201,612	0.56	1,151,086	0.57

Noninterest-bearing demand deposits	511,442		485,984		432,255
Other liabilities	11,708		10,005		11,442
Shareholders' equity	275,409		273,336		272,862
Total liabilities and shareholders' equity	$2,025,961		$1,970,937		$1,867,645

Net interest income and spread		3.13%		3.10%		3.23%
Net interest margin (1)		3.34%		3.31%		3.44%
Average interest-earning assets
to average interest-bearing liabilities	159.73%		159.18%		158.49%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.                 Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE
(Dollars in thousands)

	For the nine months ended September 30,
	2015		2014
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,444,026	4.44%	$1,322,351	4.83%
Investment securities	374,987	1.47	383,950	1.68
Other interest-earning assets	120,749	0.95	183,416	0.70
Total interest-earning assets	1,939,762	3.65	1,889,717	3.79
Other assets	57,787		47,780
Total assets	$1,997,549		$1,937,497

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$133,447	0.10%	$124,652	0.12%
Money market accounts	485,571	0.16	431,802	0.14
Savings accounts	34,688	0.10	39,941	0.10
Time deposits	443,060	0.57	488,066	0.61
Total interest-bearing deposits	1,096,766	0.32	1,084,461	0.35
Other borrowings	69,908	1.38	83,987	1.07
Subordinated debentures	46,393	4.82	46,393	4.80
Total interest-bearing liabilities	1,213,067	0.55	1,214,841	0.57

Noninterest-bearing demand deposits	500,263		443,520
Other liabilities	10,879		10,898
Shareholders' equity	273,340		268,238
Total liabilities and shareholders' equity	$1,997,549		$1,937,497

Net interest income and spread		3.10%		3.22%
Net interest margin (1)		3.30%		3.43%
Average interest-earning assets
to average interest-bearing liabilities	159.91%		155.55%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

	2015			2014
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$869,250	$759,406	$759,676	$752,971	$757,878	$769,021	$766,178
One-to-four family residential	95,906	85,338	86,343	77,531	78,985	79,542	84,619
Real estate construction:
Commercial	126,407	186,140	192,052	186,659	166,379	166,981	166,007
One-to-four family residential	12,866	13,107	12,586	10,464	11,030	8,359	6,629
Commercial	423,480	384,788	366,282	350,410	330,738	300,163	266,311
Installment and consumer:
Guaranteed student loans	-	-	-	37	127	4,282	4,318
Other	20,185	20,651	21,306	21,919	22,251	23,352	26,060
Total loans, including held for sale	1,548,094	1,449,430	1,438,245	1,399,991	1,367,388	1,351,700	1,320,122
Less allowance for loan losses	(26,593)	(26,219)	(27,250)	(28,452)	(30,917)	(33,083)	(34,925)
Total loans, net	$1,521,501	$1,423,211	$1,410,995	$1,371,539	$1,336,471	$1,318,617	$1,285,197
LOANS BY SEGMENT
Oklahoma banking	$832,282	$810,367	$814,949	$793,268	$800,201	$798,067	$777,384
Texas banking	563,010	493,047	478,005	460,680	424,640	408,385	372,018
Kansas banking	152,802	146,016	145,291	146,043	142,547	145,248	170,720
Total loans	$1,548,094	$1,449,430	$1,438,245	$1,399,991	$1,367,388	$1,351,700	$1,320,122
NONPERFORMING LOANS BY TYPE
Construction & development	$391	$416	$392	$73	$77	$82	$80
Commercial real estate	1,795	2,141	2,247	2,195	7,504	7,613	7,541
Commercial	11,727	5,114	5,447	6,044	6,149	7,484	7,992
One-to-four family residential	1,016	1,216	1,065	1,100	1,274	1,180	470
Consumer	148	-	-	1	55	119	2
Total nonperforming loans	$15,077	$8,887	$9,151	$9,413	$15,059	$16,478	$16,085
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$2,846	$1,670	$2,244	$1,867	$6,410	$7,149	$7,056
Texas banking	11,025	5,353	5,264	5,699	5,777	5,636	5,793
Kansas banking	1,206	1,864	1,643	1,847	2,872	3,693	3,236
Total nonperforming loans	$15,077	$8,887	$9,151	$9,413	$15,059	$16,478	$16,085
OTHER REAL ESTATE BY TYPE
Construction & development	$2,025	$2,035	$2,035	$2,035	$2,130	$2,130	$2,130
Commercial real estate	249	358	220	1,062	1,318	2,155	2,524
Total other real estate	$2,274	$2,393	$2,255	$3,097	$3,448	$4,285	$4,654
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$200	$200	$-	$-	$-	$-	$-
Texas banking	2,025	2,000	2,000	2,000	2,000	2,000	2,000
Kansas banking	49	193	255	1,097	1,448	2,285	2,654
Total other real estate	$2,274	$2,393	$2,255	$3,097	$3,448	$4,285	$4,654
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

	2015			2014
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$-	$-	$201	$2,004	$19,307	$18,842	$22,220
Commercial real estate	22,362	20,375	24,672	26,108	40,623	60,559	64,257
Commercial	7,366	14,519	14,016	5,842	4,090	4,299	4,807
One-to-four family residential	79	80	81	83	355	475	481
Total potential problem loans	$29,807	$34,974	$38,970	$34,037	$64,375	$84,175	$91,765
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$23,597	$23,231	$26,713	$24,950	$23,895	$23,887	$29,208
Texas banking	4,086	9,180	9,541	6,283	38,586	57,044	58,361
Kansas banking	2,124	2,563	2,716	2,804	1,894	3,244	4,196
Total potential problem loans	$29,807	$34,974	$38,970	$34,037	$64,375	$84,175	$91,765
ALLOWANCE ACTIVITY
Balance, beginning of period	$26,219	$27,250	$28,452	$30,917	$33,083	$34,925	$36,663
Charge offs	226	325	230	377	1,156	1,991	3,392
Recoveries	577	430	915	298	1,887	504	2,640
Net charge offs (recoveries)	(351)	(105)	(685)	79	(731)	1,487	752
Provision (credit) for loan losses	23	(1,136)	(1,887)	(2,386)	(2,897)	(355)	(986)
Balance, end of period	$26,593	$26,219	$27,250	$28,452	$30,917	$33,083	$34,925
NET CHARGE OFFS BY TYPE
Construction & development	$(16)	$(15)	$5	$-	$-	$-	$655
Commercial real estate	24	82	(118)	(34)	(640)	583	(2,243)
Commercial	(325)	(52)	(188)	(45)	22	652	2,267
One-to-four family residential	(68)	(91)	(331)	84	11	(2)	(18)
Consumer	34	(29)	(53)	74	(124)	254	91
Total net charge offs (recoveries) by type	$(351)	$(105)	$(685)	$79	$(731)	$1,487	$752
NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$(86)	$25	$(309)	$248	$67	$763	$229
Texas banking	(103)	(72)	(114)	(36)	(611)	244	(1,586)
Kansas banking	(162)	(58)	(262)	(133)	(187)	480	2,109
Total net charge offs (recoveries) by segment	$(351)	$(105)	$(685)	$79	$(731)	$1,487	$752

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 7

	2015			2014
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.22	$0.22	$0.24	$0.30	$0.27	$0.31	$0.19
Diluted earnings per common share	0.22	0.22	0.24	0.30	0.27	0.31	0.19
Common dividends declared per share	0.06	0.06	0.06	0.04	0.04	0.04	0.04
Book value per common share	14.57	14.38	14.26	14.11	13.90	13.71	13.37
Tangible book value per share*	14.49	14.29	14.17	14.02	13.80	13.61	13.21
COMMON STOCK
Shares issued	19,901,336	19,900,855	19,900,350	19,810,877	19,793,623	19,793,123	19,786,206
Less treasury shares	868,617	867,310	867,310	617,818	223,005	-	-
Outstanding shares	19,032,719	19,033,545	19,033,040	19,193,059	19,570,618	19,793,123	19,786,206
OTHER FINANCIAL DATA
Investment securities	$388,543	$373,260	$377,545	$365,593	$370,607	$385,873	$386,987
Loans held for sale	7,024	6,687	9,106	1,485	4,368	6,803	5,741
Portfolio loans	1,541,070	1,442,743	1,429,139	1,398,506	1,363,020	1,344,897	1,314,381
Total loans	1,548,094	1,449,430	1,438,245	1,399,991	1,367,388	1,351,700	1,320,122
Total assets	2,059,899	2,031,581	2,003,079	1,942,034	1,900,948	1,885,158	2,012,053
Total deposits	1,626,250	1,624,446	1,616,454	1,533,999	1,494,946	1,463,855	1,605,906
Other borrowings	96,801	75,839	58,578	79,380	75,884	90,760	85,692
Subordinated debentures	46,393	46,393	46,393	46,393	46,393	46,393	46,393
Total shareholders' equity	277,344	273,681	271,444	270,786	271,966	271,351	264,586
Mortgage servicing portfolio	422,845	415,961	407,903	410,315	401,756	397,339	391,303
INTANGIBLE ASSET DATA
Goodwill	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	342	405	467	530	597	667	1,925
Mortgage servicing rights	3,631	3,518	3,399	3,397	3,269	3,182	3,006
Total intangible assets	$5,187	$5,137	$5,080	$5,141	$5,080	$5,063	$6,145
Intangible amortization expense	$243	$243	$168	$193	$195	$210	$183
DEPOSIT COMPOSITION
Non-interest bearing demand	$526,159	$515,156	$506,952	$496,128	$445,148	$427,431	$471,568
Interest-bearing demand	114,877	131,547	140,659	122,342	104,807	124,712	132,622
Money market accounts	502,028	496,178	488,569	461,679	477,614	430,296	440,875
Savings accounts	36,163	35,647	34,413	32,795	33,398	31,187	47,532
Time deposits of $100,000 or more	238,318	233,105	227,426	198,952	203,090	209,059	236,035
Other time deposits	208,705	212,813	218,435	222,103	230,889	241,170	277,274
Total deposits**	$1,626,250	$1,624,446	$1,616,454	$1,533,999	$1,494,946	$1,463,855	$1,605,906
OFFICES AND EMPLOYEES
FTE Employees	358	361	360	359	351	364	397
Branches	23	23	22	21	21	21	24
Assets per employee	$5,754	$5,628	$5,564	$5,410	$5,416	$5,179	$5,068
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,626,250	$1,624,446	$1,616,454	$1,533,999	$1,494,946	$1,463,855	$1,605,906
Less:
Brokered time deposits	10,086	7,683	7,694	3,373	2,952	1,348	1,347
Other brokered deposits	133,025	103,025	83,025	73,425	98,425	48,424	3,424
Non-brokered deposits	$1,483,139	$1,513,738	$1,525,735	$1,457,201	$1,393,569	$1,414,083	$1,601,135
Plus:
Sweep repurchase agreements	50,801	50,839	33,578	54,380	50,884	65,760	60,692
Core funding	$1,533,940	$1,564,577	$1,559,313	$1,511,581	$1,444,453	$1,479,843	$1,661,827

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 8

	2015			2014
	Sep. 30	Jun. 30	Mar. 31	Dec. 31		Sep. 30		Jun. 30		Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.81%	0.85%	0.92%		1.22%		1.12%		1.27%		0.75%
Return on average common equity (annualized)	5.94	6.11	6.78		8.62		7.69		9.19		5.68
Return on average tangible common equity
(annualized)*	5.97	6.14	6.82		8.67		7.74		9.30		5.75
Net interest margin (annualized)	3.34	3.31	3.25		3.52		3.44		3.50		3.33
Total dividends declared to net income	27.53	27.45	25.19		12.93		14.88		12.86		21.40
Effective tax rate	35.84	34.51	37.49		37.50		37.49		37.50		37.49
Efficiency ratio	68.25	72.43	70.47		68.90		71.39		74.25		73.61
NONPERFORMING ASSETS
Nonaccrual loans	$15,076	$8,887	$9,151		$9,276		$15,059		$16,478		$16,085
90 days past due and accruing	1	-	-		137		-		-		-
Total nonperforming loans	15,077	8,887	9,151		9,413		15,059		16,478		16,085
Other real estate	2,274	2,393	2,255		3,097		3,448		4,285		4,654
Total nonperforming assets	$17,351	$11,280	$11,406		$12,510		$18,507		$20,763		$20,739
Potential problem loans	$29,807	$34,974	$38,970		$34,037		$64,375		$84,175		$91,765
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	1.12%	0.78%	0.80%		0.89%		1.36%		1.54%		1.57%
Nonperforming loans to portfolio loans	0.98	0.62	0.64		0.67		1.10		1.23		1.22
Allowance for loan losses to portfolio loans	1.73	1.82	1.91		2.03		2.27		2.46		2.66
Allowance for loan losses to
nonperforming loans	176.38	295.03	297.78		302.26		205.29		200.77		217.13
Net loan charge-offs to average portfolio
loans (annualized)	(0.09)	(0.03)	(0.20)		0.02		(0.21)		0.45		0.24
CAPITAL RATIOS
Average total shareholders' equity to
average assets	13.59%	13.87%	13.59%		14.19%		14.61%		13.77%		13.18%
Leverage ratio	15.84	16.12	15.75		16.45		16.86		15.95		15.09
Common equity tier 1 capital	14.57	15.30	15.51		n/a		n/a		n/a		n/a
Tier 1 capital to risk-weighted assets	16.95	17.84	18.10		19.70		20.05		20.13		19.98
Total capital to risk-weighted assets	18.21	19.09	19.36		20.96		21.34		21.43		21.29
Tangible common equity to tangible assets***	13.40	13.40	13.48		13.87		14.23		14.31		13.01
REGULATORY CAPITAL DATA
Common equity tier 1 capital	$275,350	$272,048	$269,007	$	n/a	$	n/a	$	n/a	$	n/a
Tier I capital	320,350	317,048	314,007		314,216		314,120		309,600		299,938
Total capital	344,095	339,412	335,734		334,348		334,456		329,586		319,516
Total risk adjusted assets	1,889,892	1,777,618	1,734,401		1,595,032		1,566,996		1,537,903		1,500,957
Average total assets	2,022,972	1,966,577	1,993,446		1,910,688		1,863,127		1,941,064		1,987,231
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Common Equity to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$277,344	$273,681	$271,444		$270,786		$271,966		$271,351		$264,586
Less goodwill and core deposit intangible	1,556	1,619	1,681		1,744		1,811		1,881		3,139
Tangible common equity	$275,788	$272,062	$269,763		$269,042		$270,155		$269,470		$261,447
Total assets	$2,059,899	$2,031,581	$2,003,079		$1,942,034		$1,900,948		$1,885,158		$2,012,053
Less goodwill and core deposit intangible	1,556	1,619	1,681		1,744		1,811		1,881		3,139
Tangible assets	$2,058,343	$2,029,962	$2,001,398		$1,940,290		$1,899,137		$1,883,277		$2,008,914
Total shareholders' equity to total assets	13.46%	13.47%	13.55%		13.94%		14.31%		14.39%		13.15%
Tangible common equity to tangible assets	13.40%	13.40%	13.48%		13.87%		14.23%		14.31%		13.01%

Balance sheet amounts and ratios are as of period end unless otherwise noted.